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                                                                    EXHIBIT 99.1

                                                                [TRAVELERS LOGO]

                TRAVELERS PROPERTY CASUALTY STRENGTHENS ASBESTOS
           RESERVES TO $3.4 BILLION FOLLOWING STUDY OF RECENT TRENDS

        COMPANY TO TAKE $1.3 BILLION FOURTH QUARTER 2002 AFTER TAX CHARGE

 EXPECTS FULL YEAR 2002 NET LOSS OF APPROXIMATELY $27 MILLION OR $0.03 PER SHARE

        CURRENTLY PROJECTS RECORD 2003 NET INCOME OF $1.7 TO $1.8 BILLION
                           OR $1.69 TO $1.79 PER SHARE

HARTFORD, Conn. (January 14, 2003) - Travelers Property Casualty Corp. (NYSE:
TAP.A and TAP.B) reported today that it has completed its previously announced study of its asbestos reserves. The study involved an extensive review and assessment of Travelers' exposure to asbestos losses, particularly in light of the Company's recent claims experience and industry-wide trends.

"This reserve strengthening reflects a conservative view of trends that have become clearer over the last few quarters and our estimate of the projected ultimate cost of our asbestos liabilities," said Robert I. Lipp, Chairman and Chief Executive Officer. "The study was extremely comprehensive and included a review of past settlements, all active policyholders, litigation, and potential non-product exposures. The study also considered the potential for new claims from unidentified policyholders, as well as exposures to insurance industry pools."

"We have taken this important step, while maintaining a strong capital position with significant earnings power," Mr. Lipp added.

The study found that the vast majority of the Company's exposure to asbestos losses are related to long-known policyholders. Travelers' exposure relating to policyholders submitting claims for the first time in recent years was not found to be significant.

Travelers engaged an outside actuarial consultant to review the methodology employed, who concluded that "The Travelers approach is thorough, comprehensive and constitutes industry `best practice'."

As a result of the study, Travelers has strengthened its asbestos reserves to $3.4 billion, after reinsurance recoverables, up from $950 million at September 30,

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2002. Accordingly, Travelers will record a $1.3 billion after-tax charge in the fourth quarter 2002, which is net of the remaining amount under the Company's indemnification agreement with Citigroup Inc., its former parent. The reserve includes a provision for all settlements, both final and proposed, including the proposed settlement with PPG Industries.

While Travelers does not believe that survival ratios are the best measure of reserve strength, the reserve addition increases the Company's one-year survival ratio, adjusted for settlement agreements, to 14.9x. The three-year survival ratio, adjusted for settlement agreements, increases to 27.1x.

For the full year 2002, Travelers expects a net loss, including the fourth quarter charge, of approximately $27 million, or $0.03 per share and operating income of approximately $118 million. For the fourth quarter of 2002, including the charge, Travelers expects a net loss of $793 million, or $0.79 per share, and an operating loss of $925 million. The principle difference between net and operating income (loss) is the inclusion in net income (loss) of realized investment gains and losses and the cumulative effect of changes in accounting principles. Travelers plans to release fourth quarter 2002 results on January 23.

Travelers currently projects that it will report record net and operating income for the full year 2003 of $1.7 billion to $1.8 billion, returning shareholders' equity by mid 2003 to the September 30, 2002 level and raising return on equity to 16.7% to 17.6%. These estimates are based on various assumptions, including normal catastrophe losses, no net realized investment gains or losses and no asbestos incurrals.

In the fourth quarter 2002, Travelers repaid its $1 billion note to Citigroup and contributed $900 million to its operating subsidiaries to maintain their strong statutory capital positions. These actions were funded by available cash and $750 million of new debt. Travelers expects to repay substantially all of this new debt by the end of 2003.

Separately, Travelers strengthened its environmental reserves in the fourth quarter by $100 million, bringing the total to $386 million, and reduced its reserves for cumulative injuries other than asbestos by $95 million, bringing the total to $554 million.

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WEBCAST:  HTTP://WWW.TRAVELERS.COM/INVESTOR/

Travelers management will review the results of the asbestos reserve study via webcast at 8:30 AM (EDT) on January 14, 2003. Following the live event, the presentation and an audio playback of the webcast will be available for one month at the same web site. To listen to the webcast or the playback, click on the above link.

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ABOUT TRAVELERS PROPERTY CASUALTY

Travelers Property Casualty Corp. (NYSE: TAP.A and TAP.B) is a leading provider of a wide range of insurance products. The company is the second largest writer of homeowners and auto insurance through independent agents. Travelers is the third largest commercial lines insurer, providing a broad range of insurance products including workers' compensation, integrated disability, property, liability, specialty lines, surety bonds, inland/ocean marine, and boiler and machinery. For more information on Travelers products, see WWW.TRAVELERS.COM.

CONTACTS
Media:                                      Investors:
Keith Anderson                              Maria Olivo
860/954-6390                                860/277-8330

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Specifically, we have forward-looking statements about our results of operations, financial condition, liquidity, and the sufficiency of our asbestos reserves.

Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Actual results may differ materially from those expressed or implied. In particular, the sufficiency of our asbestos reserves, as well as our results of operations, financial condition and liquidity, to the extent impacted by the sufficiency of our asbestos reserves, is subject to a number of potential adverse developments including, among others, the willingness of parties, including the Company, to settle disputes, the impact of aggregate policy coverage limits, and the impact of bankruptcies of various asbestos producers and related businesses. For more information about these factors and those discussed below, see the Company's March 21, 2002 IPO prospectus which has been filed with the SEC.

Some of the other factors that could cause actual results to differ include, but are not limited to, the following: our inability to obtain price increases due to competition or otherwise; the performance of the Company's investment portfolios, which could be adversely impacted by adverse developments in U.S. and global financial markets, interest rates and rates of inflation; weakening U.S. and global economic conditions; insufficiency of, or changes in, loss reserves; the occurrence of catastrophic events, both natural and man-made, including terrorist acts, with a severity or frequency exceeding the Company's expectations; exposure to, and adverse developments involving, environmental claims and related litigation; adverse changes in loss cost trends, including inflationary pressures in medical costs and auto and home repair costs; developments relating to coverage and liability for mold claims; the effects of corporate bankruptcies on surety bond claims; adverse developments in the cost, availability and/or ability to collect reinsurance; the ability of the Company's subsidiaries to pay dividends to the Company; adverse outcomes in legal proceedings; judicial expansion of policy coverage and the impact of new theories of liability; larger than expected assessments for guaranty funds and mandatory pooling arrangements; a downgrade in the Company's claims-paying and financial strength ratings; the loss or significant restriction on the Company's ability to use credit scoring in the pricing and underwriting of Personal Lines policies; and amendments to, and changes to the risk-based capital requirements. For more information about these and other factors that may affect the Company, please see the Company's filings made with the Securities and Exchange Commission, including the Company's March 21, 2002 IPO prospectus that contains a discussion of risk factors.

Our forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

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